Exhibit 1.1
[TRANSLATION]
[Logo of Québec Registrar]

CERTIFICATE OF AMALGAMATION
Companies Act, Part IA
(R.S.Q., c. C-38)
I hereby certify that the companies mentioned in the Articles of Amalgamation attached hereto were amalgamated on JULY 1, 2006, under Part IA of the Companies Act, into a single company by the corporate name of
VIDÉOTRON LTÉE
and its version(s)
VIDEOTRON LTD.
as indicated in the Articles of Amalgamation attached hereto.

[Seal of Québec Registrar]	Filed in the register on July 3, 2006 under registration number 1163819882	[Signed] Acting Enterprise Registrar
T320Z12L88V90JA

[TRANSLATION]

Mark this box with an ☑
if it is a simplified amalgamation ☐
1.	Name - Enter the name of the amalgamated company and its version(s), if any.

VIDÉOTRON LTÉE / VIDEOTRON LTD.

Mark the box with an ☑ if you are applying for a designating number (numbered company) rather than a name. ☐

2.	Judicial district of Québec where the company’s head office is located - Enter the judicial district, as stipulated in the Territorial Division Act (R.S.Q. c. D-11).

You can obtain additional information at the court house, from Communication-Québec or by visiting www.justice.gouv.qc.ca/francais/recherche/district.asp. Montréal

				Effective Date	Year				Month		Day
3.	Exact number or minimum and maximum number of directors	Minimum: 3 Maximum: 15	4.	if it is later than the filing date of the Articles of Amalgamation	2	0	0	6	0	7	0	1
5.	Describe the authorized capital stock and the limits imposed - Unless indicated otherwise in the articles, the company’s capital stock consists of an unlimited number of shares without par value (see the section “Description of Capital Stock” under general information).

See Schedule A, which forms an integral part hereof

6.	Restrictions on share transfers and other provisions, if applicable.

See Schedules B, C and D, which form an integral part hereof

7.	Limits on activity, if applicable.

None

8.	Name and Québec enterprise number (NEQ) of each of the amalgamating companies

Have an authorized director sign next to the name of each company.

		Québec enterprise
	Name of the company	number (NEQ)										Signature of Authorized Director
1.	9101-0827 Québec Inc. (Signatory : Mark D’Souza)	1	1	4	9	8	7	2	5	2	6	[SIGNATURE]

2.	Vidéotron ltée / Videotron Ltd. (Signatory : Jean La Couture)	1	1	6	3	4	2	9	7	2	4	[SIGNATURE]

3.		1	1

4.		1	1

For office use only
Québec
Filed on
June 29, 2006	If you need more space, attach an appendix in two copies,
identify the relevant section, and number the pages, if any.
THE ENTERPRISE REGISTRAR

RETURN BOTH COPIES OF THIS FORM TOGETHER WITH YOUR PAYMENT.
DO NOT SEND BY FAX.
01106-1 (2004-04) ■

SCHEDULE A
SHARE CAPITAL
The unlimited share capital of the Corporation shall consist of seven (7) classes of shares, which shall carry the following rights:
(A) CLASS “A” COMMON SHARES: The number of Class “A” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “A” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Dividend and Participation. Subject to the rights and privileges conferred by the other classes of shares, the holders of Class “A” Shares shall be entitled to:
(a)	participate in the property, profits and surplus assets of the Corporation and, to that end, receive any dividend declared by the Corporation, the amount, timing and terms of payment of which are at the sole discretion of the Board of Directors; and

(b)	share in the remaining property of the Corporation upon liquidation or winding-up, whether or not voluntary, dissolution or any other distribution of the property of the Corporation.
(2) Restriction. In addition to the restrictions set forth in Sections 42 and 34 of the Corporations Act, the Corporation may neither pay a dividend on Class “A” Shares nor purchase any such shares by private agreement if, as a result thereof, the book value of the net assets of the Corporation would be insufficient to redeem the Class “B,” “C,” “D,” “E,” “F” and “G” Shares.
(3) Voting Right. The holders of Class “A” Shares shall be entitled to receive notice of, attend and vote at meetings of shareholders of the Corporation, except meetings at which only the holders of another class of shares are entitled to vote, and each Class “A” Share shall entitle the holder thereof to one (1) vote.
(B) CLASS “B” PREFERRED SHARES: The number of Class “B” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “B” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “B” Preferred Shares. Class “B” Preferred Shares shall have priority over the Common Shares and the Class “C,” “D,” “E,” and “F” Preferred Shares, but not over the Class “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “B” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “B” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “B” Shares shall be entitled to repayment of the amount paid for the Class “B” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “B” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “B” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “B” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “B” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “B” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “B” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “B” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “B” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “B” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 35 of the Corporations Act, each holder of Class “B” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “B” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “B” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares; and
(ii) the fair market value of any property, other than a Class “B” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “B” Shares, the Corporation and each subscriber of Class “B” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “B” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “B” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “B” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “B” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “B” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “B” Shares, in connection with a redemption, retraction or purchase of Class “B” Shares, a sum for the Class “B” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “B” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “B” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(C) CLASS “C” PREFERRED SHARES: The number of Class “C” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “C” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “C” Preferred Shares. Class “C” Preferred Shares shall have priority over the Common Shares and the Class “D,” “E” and “F” Preferred Shares, but not over the Class “B” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “C” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “C” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “C” Shares shall be entitled to repayment of the amount paid for the Class “C” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “C” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “C” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “C” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “C” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “C” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “C” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “C” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “C” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “C” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 36 of the Corporations Act, each holder of Class “C” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “C” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “C” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares; and
(ii) the fair market value of any property, other than a Class “C” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “C” Shares, the Corporation and each subscriber of Class “C” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “C” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “C” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “C” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “C” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “C” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “C” Shares, in connection with a redemption, retraction or purchase of Class “C” Shares, a sum for the Class “C” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “C” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “C” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(D) CLASS “D” PREFERRED SHARES: The number of Class “D” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “D” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “D” Preferred Shares. Class “D” Preferred Shares shall have priority over the Common Shares and the Class “E” and “F” Preferred Shares, but not over the Class “B,” “C” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “D” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “D” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “D” Shares shall be entitled to repayment of the amount paid for the Class “D” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “D” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “D” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “D” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “D” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “D” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “D” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “D” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “D” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “D” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 36 of the Corporations Act, each holder of Class “D” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “D” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “D” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares; and
(ii) the fair market value of any property, other than a Class “D” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “D” Shares, the Corporation and each subscriber of Class “D” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “D” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “D” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “D” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “D” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “D” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “D” Shares, in connection with a redemption, retraction or purchase of Class “D” Shares, a sum for the Class “D” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “D” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “D” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(E) CLASS “E” PREFERRED SHARES: The number of Class “E” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “E” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “E” Preferred Shares. Class “E” Preferred Shares shall have priority over the Common Shares and the Class “F” Preferred Shares, but not over the Class “B,” “C,” “D” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “E” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “E” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “E” Shares shall be entitled to repayment of the amount paid for the Class “E” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “E” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “E” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “E” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “E” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “E” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “E” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “E” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “E” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “E” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 36 of the Corporations Act, each holder of Class “E” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “E” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “E” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares; and
(ii) the fair market value of any property, other than a Class “E” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “E” Shares, the Corporation and each subscriber of Class “E” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “E” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “E” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “E” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “E” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “E” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “E” Shares, in connection with a redemption, retraction or purchase of Class “E” Shares, a sum for the Class “E” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “E” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “E” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(F) CLASS “F” PREFERRED SHARES: The number of Class “F” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “F” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “F” Preferred Shares. Class “F” Preferred Shares shall have priority over the Common Shares, but not over the Class “B,” “C,” “D,” “E” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “F” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “F” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “F” Shares shall be entitled to repayment of the amount paid for the Class “F” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “F” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “F” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “F” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “F” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “F” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “F” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “F” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “F” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “F” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 36 of the Corporations Act, each holder of Class “F” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “F” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “F” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares; and
(ii) the fair market value of any property, other than a Class “F” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “F” Shares, the Corporation and each subscriber of Class “F” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “F” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “F” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “F” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “F” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “F” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “F” Shares, in connection with a redemption, retraction or purchase of Class “F” Shares, a sum for the Class “F” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “F” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “F” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(G) CLASS “G” PREFERRED SHARES
The number of Class “G” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited. Class “G” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “G” Preferred Shares. Class “G” Preferred Shares shall have priority over the Common Shares and the other shares of the Corporation with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of record of the Class “G” Shares shall be entitled to receive, in each fiscal year of the Corporation, a fixed cumulative preferential dividend at the rate of 11.25% per annum per share, calculated daily on the Redemption Price (as defined below) of the Class “G” Shares. Such dividends shall be cumulative from the respective date of issue of each Class “G” Share.
For greater certainty, it is hereby declared that (a) wherever it is used in this Section 2, the expression “dividend at the rate of 11.25% per annum per share” shall mean, with respect to the Class “G” Shares, a dividend calculated at such rate for at least the number of days during which such share was outstanding in the fiscal year with respect to which the calculation is being made and (b) nothing herein contained or implied shall require prorating of dividends with respect to any share not outstanding during the entire period for or with respect to which such dividends are accrued. However, the directors of the Corporation may, at their discretion, prorate dividends with respect to any share not outstanding for the entire period for or with respect to which dividends are accrued if such right to prorate dividends was reserved by the Corporation at the time such shares were issued.
All dividends declared on the Class “G” Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in every year, at such place as the directors of the Corporation may determine, in cash or by certified cheque, bank draft or wire transfer, provided that, in respect of any payment of dividends denominated in a currency other than Canadian dollars, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.
The holders of Class “G” Shares shall be entitled to receive only the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Class “G” Shares, unless all dividends that have become payable on the Class “G” Shares have been paid or set aside for payment.
(3) Liquidation or Winding-Up. In the event of the liquidation, winding-up, dissolution or reorganization of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntarily or involuntarily, the holders of Class “G” Shares shall be entitled to receive, in preference to the holders of any other class of shares of the Corporation, an amount equal to the Redemption Price (as defined below) for each Class “G” Share held and any accrued but unpaid dividends on such             shares.
(4) No Voting Right. The holders of Class “G” Shares shall not be entitled to receive notice of, attend or vote at the meetings of shareholders of the Corporation, unless the Corporation has failed to pay eight (8) semi-annual dividends on the Class “G” Shares, whether or not consecutive. In that event and only so long as the said dividends remain in arrears, the holders of Class “G” Shares shall be entitled to receive notice of, attend and vote at the meetings of shareholders of the Corporation, except meetings at which only the holders of another specified series or class of shares are entitled to vote. At each such meeting, each Class “G” Share shall entitle the holder thereof to one (1) vote.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or part of the Class “G” Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Class “G” Shares of an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such Class “G” Shares being redeemed. In the case of partial redemption, the Class “G” Shares to be redeemed shall be selected pro rata among the holders of all Class “G” Shares then outstanding, except that, with the consent of all the holders of Class “G” Shares, the shares to be redeemed may be selected in another manner.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “G” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares to be redeemed from each such holder of Class “G” Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “G” Shares called for redemption is deposited with the Corporation’s bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Class “G” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “G” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

(6) Retraction Right. Each holder of Class “G” Shares shall be entitled, at such holder’s discretion, upon prior written notice of no less than one (1) business day to the Corporation, to require the Corporation to redeem all or part of such holder’s Class “G” Shares for an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Class “G” Shares of the certificates representing the number of Class “G” Shares to be redeemed (the date on which such presentation and surrender occur being the “Retraction Date”). As of the Retraction Date, the Class “G” Shares shall be considered redeemed, and the Corporation shall pay to such holder of Class “G” Shares the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares. In the event the Corporation is unable to pay the Redemption Price of the Class “G” Shares on the Retraction Date, it shall forthwith give the holder of Class “G” Shares written notice thereof.
(7) Redemption Price. The Redemption Price of the Class “G” Shares shall be an amount equal to $1,000 per Class “G” Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian dollars, for the purposes of this Section (7), the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

SCHEDULE B
1.1 In order for the Company, or any other company or partnership in which the Company has or may have an interest, to be and continue to be eligible to obtain, retain and renew one or more licences or authorizations required to operate or continue to operate its broadcasting undertaking or any part thereof in the province of Quebec and elsewhere in Canada, the directors of the Company shall refuse to issue (including in the event or as a result of a conversion of shares or into shares) one or more shares of any class in the Company’s share capital and shall refuse to allow the transfer of a share of any class in the Company’s share capital to be effected or registered in the transfer register or a related register of the Company, where such issuance or registration of transfer would, in the opinion of the Company’s directors, affect the eligibility of the Company, or any other company or partnership in which the Company has or may have an interest, to obtain, retain or renew a licence or authorization required to operate or continue to operate its broadcasting undertaking (or any part thereof) or perform any other operation necessary to continue operating such enterprise.
1.2 For the purposes of the provisions hereof:
     “broadcasting undertaking” shall mean a broadcasting undertaking as defined in the Broadcasting Act, Statutes of Canada 1991, c. 11 (as currently in force or as amended or re-enacted from time to time) and shall include any similar or related undertaking that currently is or in the future may be subject to the laws enacted by the government of Canada or the government of any of its provinces or territories, and the rules, regulations and instructions enacted pursuant to such laws.
1.3 In order to determine beneficial ownership of a share of the Company, the Company’s directors may require a person to whom a share is to be issued (including in the event or as a result of a conversion of shares or into shares) or a person who requests that the transfer of a share of the Company for his benefit be effected or registered in the transfer register or a related register of the Company, to provide the Company or its transfer agent with a declaration signed by such person, indicating:
1.3.1 the name and address of the person who will beneficially own the share to be issued or who has requested that the transfer be registered in his name, as the case may be;
1.3.2 if that person is an individual, his citizenship and residence;
1.3.3 if that person is a partnership, the partners’ citizenship and residence, or, if the partners are companies, the information provided for in paragraph 1.3.5 and each partner’s proportional interest in the partnership;
1.3.4 if that person is a trust, the citizenship and residence of the individuals who have established it or the individuals who are beneficiaries, or, if the beneficiaries are companies, the information provided for in paragraph 1.3.5;
1.3.5 if that person is a company, the jurisdiction in which it has been established and whether or not it is legally or effectively owned or controlled, directly or indirectly, by or for the benefit of individuals who are citizens or subjects of a country other than Canada; and
1.3.6 any other information or proof, including, without limitation, the association of such person with another shareholder of the Company, as the directors of the Company may, from time to time, deem relevant.

1.4 For the purposes of these provisions, the directors of the Company may, from time to time, by resolution, enact measures they deem necessary or useful to better ensure the application and administration of the foregoing provisions; without limitation, they may:
1.4.1 determine the procedure to be followed in the event of the issuance of shares (including in the event or as a result of a conversion of shares or into shares) and upon a request to register the transfer of shares of the Company;
1.4.2 determine the form and content of the declaration set forth in paragraph 1.3 above; and
1.4.3 authorize the transfer agent of the Company’s shares as well as the Company’s directors, officers, employees and other agents
1.4.3.1 to require anyone who tries to have a share of the Company issued to him (or to whom such a share is to be issued) (including in the event or as a result of a conversion of shares or into shares) or anyone who requests that the transfer of a share of the Company for his benefit be effected or registered in the transfer register or a related register of the Company, to submit a declaration in accordance with the provisions of paragraph 1.3 above; and
1.4.3.2 to refuse to issue shares (including in the event or as a result of a conversion of shares or into shares) or to refuse to effect or register any transfer of shares in the share capital of the Company to a person, where such person refuses to sign such declaration or where the issuance or registration of such transfer violates the provisions of paragraph 1.1.

SCHEDULE C
Relating to
OTHER PROVISIONS
Company’s borrowing power
Without in any way limiting the Company’s borrowing powers, the board of directors may, without the shareholders’ consent:
(a)	borrow money upon the credit of the Company;

(b)	issue bonds or other securities of the Company and pledge or sell the same, at such price and for such sums as may be deemed appropriate; and

(c)	mortgage or hypothecate the movable and immovable property or otherwise charge any of the Company’s movable property.
Limitation on distribution of securities
Any distribution of securities by the Company shall be limited to the classes of persons provided for in the provincial laws and regulations.